EXHIBIT (j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 83 to the Registration Statement on Form N-1A ("Registration Statement") of our reports dated February 16, 2006, relating to the financial statements and supplementary data of the Utilities Portfolio, the Large-Cap Value Portfolio and the Small-Cap Growth Portfolio, which appear in the December 31, 2005 financial statements of each Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Other Service Providers" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PRICEWATERHOUSECOOPERS LLP Boston, Massachusetts December 27, 2006